Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO TO DISCUSS THIRD QUARTER
ON OCTOBER 29 EARNINGS CALL

CRANFORD, NJ, October 14, 2010 – Metalico, Inc. (AMEX:MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Friday, October 29, 2010 at 10:00 a.m. Eastern time to discuss its results for the quarter ended September 30, 2010 and to provide an update on business developments. The Company is scheduled to release its Third Quarter earnings earlier that day.

The conference call can be accessed by dialing (800) 447-0521, Conference Identification Number 28184786. Callers should identify the Metalico results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (888) 843-7419 or (630) 652-3042 for the first week after the call’s conclusion. Callers will be required to enter the Conference Identification Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. The Company operates twenty-four recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on NYSE Amex under the symbol MEA.

This announcement and the August conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc.
Carlos E. Agüero, President and Chief Executive Officer Michael J. Drury, Executive Vice President info@metalico.com

186 North Avenue East Cranford, NJ 07016
(908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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